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                                                                    Exhibit 23.1

                         Consent of Arthur Andersen LLP

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                         /s/ Arthur Andersen LLP
                                                         Arthur Andersen LLP
Seattle, Washington
September 13, 2000